Exhibit 25.3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

United Rentals, Inc.

(Exact name of obligor as specified in its charter)

Delaware	06-1522496
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

United Rentals (North America), Inc.

(Exact name of obligor as specified in its charter)

Delaware	86-0933835
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

100 First Stamford Place, Suite 700 Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip code)

FOR CO-REGISTRANTS, PLEASE SEE
TABLE OF CO-REGISTRANTS

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
United Rentals (Delaware), Inc.	51-0414593	Delaware
United Rentals Financing Limited Partnership	77-0704457	Delaware
United Rentals Highway Technologies Gulf, LLC	06-1604996	Delaware
United Rentals Realty, LLC	30-0505322	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of each Co-Registrant’s Principal Executive Offices: c/o United Rentals (North America), Inc., 100 First Stamford Place, Suite 700, Stamford, Connecticut 06902, (203) 622-3131.

Senior Subordinated Debt Securities

(Title of the indenture securities)

\

Item 1.         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                              Not applicable.

Item 16.  List of Exhibits.                               List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*                 Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**          Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.

***   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 30th day of January, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko
Vice President

EXHIBIT 6

January 30, 2015

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Yana Kislenko
Yana Kislenko
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,372
Interest-bearing balances		227,202
Securities:
Held-to-maturity securities		40,758
Available-for-sale securities		218,087
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		61
Securities purchased under agreements to resell		19,169
Loans and lease financing receivables:
Loans and leases held for sale		29,462
Loans and leases, net of unearned income	800,382
LESS: Allowance for loan and lease losses	11,213
Loans and leases, net of unearned income and allowance		789,169
Trading Assets		31,892
Premises and fixed assets (including capitalized leases)		7,483
Other real estate owned		4,192
Investments in unconsolidated subsidiaries and associated companies		782
Direct and indirect investments in real estate ventures		1
Intangible assets
Goodwill		21,627
Other intangible assets		20,121
Other assets		55,437

Total assets		$1,482,815

LIABILITIES
Deposits:
In domestic offices		$1,026,168
Noninterest-bearing	314,604
Interest-bearing	711,564
In foreign offices, Edge and Agreement subsidiaries, and IBFs		145,788
Noninterest-bearing	750
Interest-bearing	145,038
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,591
Securities sold under agreements to repurchase		13,067

Dollar Amounts
In Millions

Trading liabilities	17,440
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	82,191
Subordinated notes and debentures	19,842
Other liabilities	29,835

Total liabilities	$1,337,922

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,165
Retained earnings	34,460
Accumulated other comprehensive income	3,587
Other equity capital components	0

Total bank equity capital	144,731
Noncontrolling (minority) interests in consolidated subsidiaries	162

Total equity capital	144,893

Total liabilities, and equity capital	$1,482,815

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin	Directors
Timothy Sloan
Avid Modjtabai